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                                                                     Exhibit 8.2


                      [LETTERHEAD OF ALLEN ALLEN & HEMSLEY]


29 April 1999

Westpac Securitisation Management Pty Limited
Level 25
60 Martin Plaza
Sydney NSW 2000

Dear Sirs

WESTPAC SECURITISATION TRUST SERIES 1999-1G WST TRUST

We have acted for Westpac Securitisation Management Pty Limited (WSM) in connection with the Series 1999-1G WST Trust (the TRUST) constituted under the Master Trust Deed (the MASTER TRUST DEED) dated 14 February 1997 between Westpac Securities Administration Limited (the TRUSTEE) and The Mortgage Company Pty Limited, to which WSM has acceded as trust manager with respect to the Trust.

Definitions in the Prospectus (defined below) apply in this opinion but RELEVANT JURISDICTION means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the following documents:

         (a)      the Master Trust Deed;

         (b)      the Notice of Creation of Trust for the Trust;

         (c)      the Series Notice;

         (d)      the Note Trust Deed between WSM, the Trustee and the Note
                  Trustee;

         (e)      the Note Issue Direction for the Trust;

         (f)      the Agency Agreement between, among others, WSM, the Trustee;
                  and

         (g) a copy of the Prospectus as filed with the Securities and Exchange Commission (the COMMISSION) under the US Securities Act of 1933 (the PROSPECTUS).
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                                                                     ALLEN ALLEN
29 APRIL 1999                                                        & HEMSLEY
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2.       ASSUMPTION

         For the Purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

         (b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus. We have also relied on an advance opinion from the Australian Taxation Office in relation to a previous issue by the Trustee and confirmation provided to Westpac by the Australian Taxation Office that the advance opinion applies to the issue of the Class A Notes. No tax rulings will be sought from the Australian Taxation Office with respect to the Trust for any of the matters referred to in this opinion.

4.       OPINION

         Based on the assumptions and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters". There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully,


/s/ Allen Allen & Hemsley
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ALLEN ALLEN & HEMSLEY


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